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                                                                     EXHIBIT I

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 2-91694) of our report dated June 24, 1997, on our audits of the financial statements of Instron Corporation Savings and Security Plan as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 11-K.




Boston, Massachusetts                           /s/Coopers & Lybrand L.L.P.
June 24, 1997                                   ---------------------------
                                                COOPERS & LYBRAND L.L.P.







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